UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2021

BBQ HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-39053	83-4222776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 100, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

DAVE
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BBQ	The Nasdaq Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)Pursuant to the approval by the Board of Directors of BBQ Holdings, Inc. (the “Company”), on August 9, 2021, Jason Schanno and the Company entered into an Offer of Employment Letter, appointing Mr. Schanno as Chief Financial Officer to be effective August 16, 2021.

Mr. Schanno, age 32, served from August 2020 to August 2021 as Senior Director, Finance and Accounting of Waitr Holdings, Inc. a publicly traded third-party online ordering and delivery technology provider.  From 2019 to 2020, he was the Chief Financial Officer of Dunn Brothers Coffee, an operator and franchisor of coffee shops. In 2018, he was a Financial Reporting Manager for AgriBank, FCB, a farm-credit wholesale bank. From 2015 to 2018, he held various financial reporting roles for Buffalo Wild Wings, Inc., a publicly traded restaurant company. From 2011 to 2015, he was an auditor for Schechter, Dokken, Kanter, Andrew and Selcer, Ltd.

Pursuant to the Offer of Employment Letter with Mr. Schanno, he shall receive an annual base salary of $200,000.  For fiscal 2021, he will be eligible to receive a target bonus of $45,000 provided he is in good standing with the Company at the time of pay out.  For fiscal 2022 and after, Mr. Schanno is eligible for a performance-based incentive award at a target of 30% of annual base salary.  Starting in 2022, Mr. Schanno will also be eligible for additional discretionary performance-based bonuses as may be awarded by the compensation committee.

Effective upon the commencement of his employment, the Company will grant to Mr. Schanno under our 2015 Equity Incentive Plan (i) a stock option for the purchase of 40,000 shares of common stock that vests over a four-year period and (ii) 25,000 restricted stock units that vest one third on each of the next three anniversaries of the date of grant, provided the share price equals or exceeds $15 on such anniversary. These awards vest on a change in control provided the change in control occurs after the second anniversary of the date of grant.

Mr. Schanno’s employment is on an at-will basis and provides for provisions for termination with and without cause by the Company.  The Offer of Employment Letter contains other customary terms and conditions.  A copy of the Offer of Employment Letter with Mr. Schanno has been filed with this report as Exhibit 10.1 and is incorporated herein by reference.

There are no transactions in which Mr. Schanno has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

The Company plans to release earnings for the second quarter on Monday, August 16, 2021 before the open of the NASDAQ market.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Offer of Employment Letter to Jason Schanno, dated August 9, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBQ HOLDINGS, INC.

Date: August 12, 2021	By:	/s/ Jeff Crivello
Name: Jeff Crivello
Title: Chief Executive Officer